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                                                                    EXHIBIT 99.1


FORM OF PROXY CARD OF ST. PAUL

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          THE ST. PAUL COMPANIES, INC.

       THE ST. PAUL COMPANIES, INC.                   SPECIAL MEETING
   385 WASHINGTON STREET, ST. PAUL, MN               ADMISSION TICKET

Admission ticket for The St. Paul Companies, Inc. Special Meeting of
Shareholders,           , 2004 at               (Central Time) at The St. Paul
Companies, Inc. Corporate Headquarters, 385 Washington Street, St. Paul, MN.

                                                                       ADMISSION
                                                                          TICKET

PLEASE PRESENT THIS TICKET AND A PHOTO I.D. FOR ADMITTANCE OF SHAREHOLDER(S) NAMED ABOVE. Admittance will be based upon availability of seating.

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

YOUR TELEPHONE VOTE OR INTERNET VOTE                    ------------------------
AUTHORIZES JAY S. FISHMAN, JOHN A. MACCOLL              |COMPANY #             |
AND BRUCE A. BACKBERG, AND EACH OF THEM, AS             |                      |
PROXIES, EACH WITH THE POWER TO APPOINT HIS             |                      |
SUBSTITUTE, TO VOTE YOUR SHARES IN THE SAME             |                      |
MANNER AS IF YOU MARKED, SIGNED AND RETURNED            |                      |
YOUR PROXY FORM.                                        ------------------------

VOTE BY PHONE -- TOLL FREE -- [1-800-560-1965] -- QUICK *** EASY *** IMMEDIATE
o    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a
     week until 12:00 pm (Central Time) on        , 2004.
o Please have your proxy card available and follow the simple instructions the voice prompt provides.

VOTE BY INTERNET -- [HTTP://WWW.EPROXY.COM/SPC/] -- QUICK *** EASY *** IMMEDIATE
o    Use the Internet to vote your proxy 24 hours a day, 7 days a week until
     12:00 pm (Central Time) on             , 2004.
o Please have your proxy card available and follow the simple instructions to obtain your records and create electronic ballot.

VOTE BY MAIL
o Mark, sign, and date your proxy card and return it in the postage-paid envelope provided; or
o Return it to The St. Paul Companies, Inc., c/o Shareowner Services, Wells Fargo Minnesota, N.A., P.O. Box 64873, St. Paul, Minnesota 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY FORM.
                             -- Please detach here --


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        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.   To act on the proposal to          [ ] For     [ ] Against      [ ] Abstain
     issue shares of St. Paul
     common stock in connection
     with the merger contemplated
     by the Agreement and Plan of
     Merger dated as of November 16,
     2003, among St. Paul,
     Travelers Property Casualty
     Corp. and a subsidiary of
     St. Paul.

2.   To act on the proposal to amend    [ ] For     [ ] Against      [ ] Abstain
     St. Paul's bylaws in connection
     with the merger, as described in
     the accompanying joint proxy
     statement/prospectus.

3.   To act on the proposal to amend    [ ] For     [ ] Against      [ ] Abstain
     St. Paul's articles of
     incorporation in connection with
     the merger, as described in the
     accompanying joint proxy
     statement/prospectus.

4.   To act on the proposal to amend    [ ] For     [ ] Against      [ ] Abstain
     St. Paul's articles of
     incorporation to reduce the
     shareholder approval required
     for certain future fundamental
     actions, as described in the
     accompanying joint proxy
     statement/prospectus.

     Each of Items 1, 2 and 3 are conditioned upon one another and the approval of each such proposal is a condition to completion of the merger. None of the issuance of St. Paul common stock in connection with the merger, the amendment of the St. Paul bylaws in connection with the merger or the amendment of the St. Paul articles of incorporation in connection with the merger will take place unless all three of these proposals are approved by the St. Paul shareholders and the merger is completed. Approval of Item 4 is not required to approve any of the other proposals. However, it is a condition to the amendment described in
Item 4 that the merger occurs.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.



Address Change?   [ ]  I plan on          [ ]
Mark Box.              attending the
Indicate               Special Meeting.
changes below:         Mark Box                Date
                                                   -----------------------------

                                                   -----------------------------
                                                   |                           |
                                                   |                           |
                                                   -----------------------------

                                                   Signature(s) in Box

                                                   Please sign exactly as your
                                                   name(s) appear on Proxy. If
                                                   held in joint tenancy, all
                                                   persons must sign. Trustees,
                                                   administrators, etc., should
                                                   include title and authority.
                                                   A corporation should provide
                                                   the full corporate name and
                                                   title of authorized officer
                                                   signing the proxy.

                           SPECIAL MEETING GUIDELINES


IN THE INTEREST OF AN ORDERLY AND CONSTRUCTIVE MEETING, THE FOLLOWING GUIDELINES WILL APPLY FOR THE ST. PAUL COMPANIES, INC. SPECIAL MEETING OF SHAREHOLDERS
ON           , 2004 AT         (CENTRAL TIME) AT THE ST. PAUL COMPANIES, INC.
CORPORATE HEADQUARTERS, 385 WASHINGTON STREET, ST. PAUL, MN.

1. TO GAIN ENTRANCE TO THE MEETING, YOU MUST PRESENT THIS ADMISSION TICKET OR EVIDENCE OF OWNERSHIP OF THE ST. PAUL COMPANIES, INC. STOCK AND A PHOTO I.D.

2. BRIEFCASES, PURSES AND PARCELS WILL BE EXAMINED. THE USE OF CAMERAS OR SOUND RECORDING EQUIPMENT IS PROHIBITED, EXCEPT THOSE AS MAY BE EMPLOYED BY ST. PAUL TO PROVIDE A RECORD OF THE PROCEEDINGS.

3. THE BUSINESS OF THE MEETING IS SET FORTH IN THE PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED, OR YOU MAY VOTE BY TELEPHONE OR INTERNET. IF YOU ARE A RECORD HOLDER AND WISH TO CHANGE YOUR VOTE OR HAVE NOT VOTED BY PROXY, A BALLOT WILL BE DISTRIBUTED TO YOU AT THE MEETING.

4. TIME HAS BEEN RESERVED AT THE END OF THE MEETING FOR SHAREHOLDER QUESTIONS THAT RELATE TO MATTERS ON THE AGENDA FOR THE SPECIAL MEETING. IF YOU WANT TO SPEAK, PLEASE GO TO THE NEAREST MICROPHONE, STATE YOUR NAME AND CONFIRM THAT YOU ARE A SHAREHOLDER BEFORE ASKING YOUR QUESTION. PLEASE DIRECT ALL QUESTIONS TO THE CHAIRMAN. QUESTIONS FROM THE FLOOR ARE LIMITED TO THREE MINUTES TO PROVIDE AN OPPORTUNITY FOR AS MANY SHAREHOLDERS AS POSSIBLE.

5. ALTHOUGH PERSONAL GRIEVANCES AND CLAIMS ARE NOT APPROPRIATE SUBJECTS FOR THE MEETING, YOU MANY SUBMIT ANY GRIEVANCE OR CLAIM IN WRITING TO ANY USHER OR COMPANY REPRESENTATIVE, AND ST. PAUL WILL RESPOND PROMPTLY AFTER THE MEETING.

6. THE CHAIRMAN IN HIS SOLE DISCRETION SHALL HAVE AUTHORITY TO CONDUCT THE MEETING AND RULE ON ANY QUESTIONS OR PROCEDURAL ISSUES THAT MAY ARISE.



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                          THE ST. PAUL COMPANIES, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

                                     , 2004
                                 (Central Time)

                          THE ST. PAUL COMPANIES, INC.
                             CORPORATE HEADQUARTERS
                              385 WASHINGTON STREET
                            ST. PAUL, MINNESOTA 55102





THE ST. PAUL COMPANIES, INC.
385 WASHINGTON STREET, ST. PAUL, MINNESOTA 55102                      PROXY FORM
--------------------------------------------------------------------------------

The undersigned appoints Jay S. Fishman, John A. MacColl and Bruce A. Backberg, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the Special Meeting of Shareholders of The St. Paul Companies, Inc. at The St. Paul Companies, Inc. Corporate Headquarters, 385 Washington Street, St. Paul,
Minnesota, at      , Central Time, on       , 2004 and any postponement or
adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ST. PAUL COMPANIES, INC.

(IN ADDITION TO THE SHARES HELD IN THE NAME OF THE SHAREHOLDER(S), THE NUMBER OF SHARES SHOWN ON THE REVERSE SIDE HEREOF WILL INCLUDE ANY SHARES PURCHASED FOR THE SHAREHOLDER(s) IN ST. PAUL'S DIVIDEND REINVESTMENT PLAN AND HELD BY WELLS FARGO, N.A. UNDER THE PLAN.)


                    See reverse side for voting instructions